EXHIBIT (g)(2)


                           FIRST AMERICAN FUNDS, INC.

             COMPENSATION AGREEMENT DATED AS OF [____________, 2001]
                         PURSUANT TO CUSTODIAN AGREEMENT
                                      [FAF]


         WHEREAS, FIRST AMERICAN FUNDS, INC., A MINNESOTA CORPORATION (HEREINAFTER CALLED THE "FUND"), AND FIRST TRUST NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA WITH ITS PRINCIPAL PLACE OF BUSINESS AT ST. PAUL, MINNESOTA, PREVIOUSLY ENTERED INTO A CUSTODIAN AGREEMENT DATED SEPTEMBER 20, 1993 (THE "CUSTODIAN AGREEMENT"), AND ENTERED INTO A COMPENSATION AGREEMENT PURSUANT TO SUCH CUSTODIAN AGREEMENT (THE "COMPENSATION AGREEMENT"); AND

         WHEREAS, U.S. BANK NATIONAL ASSOCIATION AND THE FUND PREVIOUSLY AMENDED THE COMPENSATION AGREEMENT; AND

         WHEREAS, First Trust National Association, with the consent of the Fund, assigned its rights and obligations under the Custodian Agreement and the Securities Lending Agreement to U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the "Custodian") by an Assignment and Assumption Agreement dated as of May 1, 1998; and

         WHEREAS, THE FUND AND THE CUSTODIAN DESIRE TO AMEND PARAGRAPH 1 OF THE COMPENSATION AGREEMENT TO INCLUDE TWO SERIES TO BE ADDED TO THE FUND IN ADDITION TO THE EXISTING SERIES AS PREVIOUSLY IDENTIFIED IN THE COMPENSATION AGREEMENT.

         NOW, THEREFORE, THE FUND AND THE CUSTODIAN AGREES AS FOLLOWS:

         1. EFFECTIVE _______________, 2001, PARAGRAPH 1 OF THE COMPENSATION AGREEMENT IS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

                  "THE COMPENSATION PAYABLE TO THE CUSTODIAN PURSUANT TO THE CUSTODIAN AGREEMENT WITH RESPECT TO PRIME OBLIGATIONS FUND, TREASURY OBLIGATIONS FUND, GOVERNMENT OBLIGATIONS FUND, TAX FREE OBLIGATIONS FUND, OHIO TAX FREE OBLIGATIONS FUND AND TREASURY RESERVE FUND SHALL BE PAYABLE MONTHLY AT THE ANNUAL RATE, AS A PERCENTAGE OF THE RESPECTIVE SERIES' AVERAGE DAILY NET ASSETS, OF 0.01%"

         2. Confirmation of Agreement. The Compensation Agreement, as amended herein, is hereby ratified and confirmed.

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         IN WITNESS WHEREOF, THE FUND AND THE CUSTODIAN HAVE CAUSED THIS
INSTRUMENT TO BE EXECUTED IN DUPLICATE AS OF THE DATE FIRST ABOVE WRITTEN BY THEIR DULY AUTHORIZED OFFICERS.


Dated:                                  FIRST AMERICAN FUNDS, INC.
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                                        By
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                                        Its
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                                        U.S. BANK NATIONAL ASSOCIATION


                                        By
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                                        Its
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